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EX-99.B17(a)(1)
Form of proxy card

PROXY   (This Is Your Ballot Form - Please Complete, Sign and Return)      PROXY
                               GOVETT ASIA FUND
                                  A SERIES OF
                            THE GOVETT FUNDS, INC.
      250 MONTGOMERY STREET, SUITE 1200, SAN FRANCISCO, CALIFORNIA 94104
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

We prefer that you mark appropriate boxes in dark ink with an "X".

The undersigned hereby appoints Colin J. Kreidewolf and Alice L. Schulman, and each of them, as Proxies, each with the power to appoint his or her substitute, and authorizes them to represent and to vote as designated on this form all shares owned directly or beneficially of Govett Asia Fund held of record by the undersigned on October 5, 1998 at the special meeting of shareholders of the Fund to be held on December 15, 1998, or at any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

Proposal, by the shareholders of record of Govett Asia Fund, to consider and act upon an Plan of Reorganization providing for the transfer of the assets of Govett Asia Fund (subject to certain liabilities) to Govett Emerging Markets Equity Fund in exchange for Class A Retail shares of Govett Emerging Markets Equity Fund, the distribution of such shares to shareholders of Govett Asia Fund and the subsequent liquidation of Govett Asia Fund;

        [ ] FOR                [ ] AGAINST            [ ] ABSTAIN


                         PLEASE TURN OVER AND COMPLETE

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Please sign exactly as your name appears on the mailing.  When shares are held by joint tenants, both should sign. When signing as an attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                                                    ______________________, 1998


                                                     ___________________________
                                                                       Signature

                                                     ___________________________
                                                       Signature if held jointly

PLEASE REMEMBER TO SIGN, DATE AND RETURN THE PROXY, USING THE ENCLOSED ENVELOPE.

Note: It has been a custom for many shareholders to include a note with the return of the proxy statement commenting on our investments or any other matter relevant to the Govett Funds. We read all such notes with great interest.